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                                                                   EXHIBIT 10.26

STATE OF NORTH CAROLINA   :
                          :                        SALARY CONTINUATION AGREEMENT
COUNTY OF CATAWBA         :


         THIS AGREEMENT is made and entered into this 8th day of June, 1992, by and between Ridgeview Inc., a domestic corporation, having its principal office in Newton, North Carolina, hereinafter called "the Corporation", and Susan Gaither Jones, a resident of North Carolina, hereinafter called "the Employee";

                              W I T N E S S E T H:

         WHEREAS, the Employee has been employed by the Corporation for 19 years and is currently employed by the Corporation in the capacity of Vice President; and

         WHEREAS, the Corporation is motivated to retain the valuable services and business counsel of the Employee and to induce the Employee to remain in the executive capacity with the Corporation; and

         WHEREAS, the Corporation wishes to retain the Employee in order to prevent the substantial financial loss which the Corporation would incur if the Employee were to leave and were to enter the employment of a competitor; and

         WHEREAS, the Employee is willing to continue in the employment of the Corporation, provided the Corporation will agree to provide an additional fringe benefit in the form of certain payments in the event of the Employee's retirement, disability, or death; and

         WHEREAS, the Employee is considered a highly compensated employee;

         NOW, THEREFORE, the parties agree as follows:

         1.      CONDITIONS.

                 A. The payment of benefits to the Employee or his designated recipient under this Agreement is conditioned upon the continuous employment of the Employee with the Corporation (including periods of disability and authorized leaves of absence as described in this Agreement) until his 65th birthday or retirement, whichever comes later, or his death, whichever is the sooner, and upon the Employee's compliance with the terms of this Agreement.

                 B. Payment of benefits is further conditioned upon the Employee's rendering such reasonable business, consulting, and advisory services as the Corporation's Board of Directors may call upon him to provide, and as his health may permit, for a
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                          period from his retirement to his death or until
                          prior disability.

                          1. It is understood that such services shall not require the Employee to be active in the Corporation's day-to-day activities and that the Employee shall perform such services as an independent contractor.

                          2. It is further understood that the Employee shall be compensated for such services in an amount to be then agreed upon and shall be reimbursed for all expenses incurred in performing such services.

                 C. Payment of benefits is further conditioned upon the Employee's not acting in any similar employment capacity for any business enterprise which competes to a substantial degree with the Corporation or engaging in any activity involving substantial competition with the Corporation during his employment with the Corporation, after his retirement from the Corporation, or after his prior disability while he is receiving benefits without the prior written consent of the Corporation.

         2.      DEATH BENEFIT.

                 A. If the Employee dies during the period of his active employment or during a disability as defined under
                          Section 3 of this Agreement, the corporation shall make a payment equal to sixty (60%) percent of the highest annual base salary of Employee during his employment with the Corporation. Said sum shall be payable in equal monthly installments over a fifteen
                          (15) year period. Such payment shall be made by the Corporation to such person as the Employee shall designate in writing prior to his death on the attached Schedule A. The Employee shall have the right to change the designated recipient(s) of these payments by presenting a written amendment to the Corporation prior to his death in a form as provided in Schedule B attached hereto and made a part hereof. In the event the Employee shall fail to designate a recipient prior to his death, the payments shall be made to the Employee's living spouse, otherwise, to the personal representative of the Employee's estate.

                 B. This benefit shall not be payable if the Employee's death results from suicide, whether sane or insane, within two years after the execution of this Agreement.





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         3.      DISABILITY BENEFIT.  If Employee becomes totally and
                 permanently disabled prior to his retirement as the result of an injury or a sickness and such total disability prevents the Employee from performing all of the substantial and material duties of his regular occupation, the Corporation agrees to pay the Employee's regular salary during his absence for personal illness according to the following schedule:

                 First 30 days of absence                   Full pay
                 during a calendar year

                 Second 30 days of absence                  80% of pay

                 Third 30 days of absence                   70% of pay

                 If after the 90-day period of disability the Employee is unable to perform all of the substantial and material duties of any occupation for which he is reasonably fitted by education, training, or experience and such disability is the result of injury or sickness, the Corporation will commence monthly payments as provided in the attached Schedule B made a part hereof.

         4. SALARY CONTINUATION. If the Employee is still in the employ of the Corporation at retirement under this Agreement, whether or not disabled, the Corporation shall, within 30 days after the Employee's retirement, commence monthly payments which shall equal sixty (60%) percent of employees highest base salary during employ with Corporation. Said benefit shall be payable for fifteen (15) years. In the event Employee should die after the payments have begun but before the end of the last payment month, the unpaid balance of the payments due shall be continued to be paid by the Corporation to the recipient as designated on attached Schedule A.

         5.      NAMED FIDUCIARY AND CLAIMS PROCEDURE.

                 A. The named Fiduciary of the plan and for purposes of the claim procedure under this Agreement is Hugh R. Gaither, President of the Corporation.

                          1. The business address and telephone number of the named Fiduciary under this Agreement is Post Office Box 8, Newton, North Carolina 28658, (704) 464-2972.

                          2. The Corporation shall have the right to change the named Fiduciary of the plan created under this Agreement. The Corporation shall also have the right to change the address and telephone number of the named Fiduciary. The Corporation shall give the Employee written notice of any change of the named Fiduciary or





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                                  any change in the address and telephone
                                  number of the named Fiduciary.

                 B. Benefits shall be paid in accordance with the provisions of this Agreement. The Employee or a designated recipient or any other person claiming through the Employee (hereinafter collectively referred to as "the Claimant") shall make a written request for the benefits provided under this Agreement. This written claim shall be mailed or delivered to the named Fiduciary.

                 C. If the claim is denied, either wholly or partially, notice of the decision shall be mailed to the Claimant within a reasonable timer period. This time period shall not exceed more than 90 days after the receipt of the claim by the named Fiduciary.

                 D. The named Fiduciary shall provide a written notice to every Claimant who is denied a claim for benefits under this Agreement. The notice shall set forth the following information:

                          1.      The specific reasons for the denial;

                          2. The specific reference to pertinent plan provisions on which the denial is based;

                          3. A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

                          4. Appropriate information and explanation of the claims procedure under this Agreement to permit the Claimant to submit his claim for review.

                 E. The claims procedure under this Agreement shall allow the Claimant reasonable opportunity to appeal a denied claim and to get a full and fair review of that decision from the named Fiduciary.

                          1. The Claimant shall exercise his right of appeal by submitting written request for a review of the denied claim to the named Fiduciary. This written request for review must be submitted to the named Fiduciary within 60 days of receipt by the Claimant of the written notice of denial.

                          2. The Claimant shall have the following rights under this appeal procedure:





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                                  a.       To request a review upon written
                                           application to the named Fiduciary;

                                  b.       To review pertinent documents with
                                           regard to the employee benefit plan
                                           created under this Agreement;

                                  c.       To submit issues and comments in
                                           writing;

                                  d.       To request an extension of time and
                                           make a written submission of issues
                                           and comments; and

                                  e. To request that a hearing be held to consider the Claimant's appeal.

                 F. The decision on the review of the denied claim shall promptly be made by the named Fiduciary:

                          1. Within 60 days after the receipt of the request for review if no such hearing is held; or

                          2. Within 120 days after the receipt of the request for review if an extension of time is necessary in order to hold a hearing.

                                  a. If an extension of time is necessary in order to hold a hearing, the named Fiduciary shall give the Claimant written notice of the extension of time and of the hearing. This notice shall be given prior to any extension.

                                  b.       The written notice of extension
                                           shall indicate that an extension of
                                           time will occur in order to hold a
                                           hearing on Claimant's appeal.  The
                                           notice shall also specify the place,
                                           date, and time of that hearing and
                                           the Claimant's opportunity to
                                           participate in the hearing.  It may
                                           also include any other information
                                           the named Fiduciary believes may be
                                           important or useful to the Claimant
                                           in connection with the appeal.

         G. The decision to hold a hearing to consider the Claimant's appeal of the denied claim shall be within the sole discretion of the named Fiduciary, whether or not the Claimant requests such a hearing.

         H. The named Fiduciary's decision on review shall be made in writing and provided to the Claimant within the specified time periods in Paragraph F. This written decision on review shall contain the following information:





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                 1.       The decision(s);

                 2.       The reasons for the decision(s); and

                 3. Specific references to the plan provisions of the Agreement on which the decision(s) is/are based.

                 All of this information shall be written in a manner calculated to be understood by the Claimant.

         6.      FUNDING.

                 A. The Corporation's obligations under this Agreement shall be an unfunded and unsecured promise to pay. The Corporation shall not be obligated under any circumstances to fund its obligations under this Agreement. The Corporation may, however, at its sole and exclusive option, informally fund this Agreement in whole or in part.

                 B. If the Corporation shall determine to informally fund this Agreement, in whole or in part, the manner of such informal funding and the continuance or discontinuance of such informal funding shall be the sole and exclusive decision of the Corporation.

                 C. If the Corporation shall determine to informally fund this Agreement, in whole or in part, by procuring as owner life insurance for its own benefit on the life of the Employee, the form of such insurance and the amounts shall be the sole and exclusive decision of the Corporation. The employee hereby agrees to submit to medical examinations, supply such information, and execute such documents as may be required by the insurance company or companies to whom the Corporation may have applied for such insurance if the Corporation shall determine to informally fund this Agreement with life insurance.

         7.      EMPLOYMENT RIGHTS.

                 A. This Agreement shall not be deemed to create a contract of employment between the Corporation and the Employee and shall create no right in the Employee to continue in the Corporation's employ for any specific period of time or create any other rights in the Employee or obligations on the part of the Corporation except as are set forth in this Agreement. This Agreement shall not restrict the right of the Corporation to terminate the Employee for cause or restrict the right of the Employee to terminate his employment.





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                 B.       "Cause" as defined in this Agreement shall include,
                          but not be limited to, any of the following:
                          Incompetence; insubordination; conviction or a plea of nolo contendre in a felony case; alcoholism; and/or drug addition.

         8. EMPLOYEE RIGHT TO ASSETS. The rights of the Employee, any designated recipient of the Employee, or any other person claiming through the Employee under this Agreement shall be solely those of an unsecured general creditor of the Corporation. The Employee, the designated recipient of the Employee, or any other person claiming through the Employee shall only have the right to receive from the Corporation those payments as specified under this Agreement. The Employee agrees that he, his designated recipient, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Corporation, including any insurance policies or contracts which the Corporation may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Corporation in connection with the liabilities it has assumed under this Agreement, except as expressly provided, shall not be deemed to be held under any trust for the benefit of the Employee or his recipients, nor shall it be considered security for the performance of the obligations of the Corporation. It shall be and remain a general, unpledged, and unrestricted asset of the Corporation.

         9. INDEPENDENCE OF BENEFITS. The benefits payable under this Agreement shall be independent of and in addition to any other benefits or compensation, whether by salary or bonus or otherwise, payable under any other employment agreements that now exist or may hereafter exist from time to time between the Corporation and the Employee. This Agreement between the Corporation and the Employee does not involve a reduction in salary or foregoing of an increase in future salary by the Employee, nor does the Agreement in any way affect or reduce the existing and future compensation and other benefits of the Employee.

         10. ACCELERATION OF PAYMENTS. The Corporation reserves the right to accelerate the payment of any benefits payable under this Agreement without the consent of the Employee, his estate, his designated recipient, or any other person claiming through the Employee.

         11. LEAVES OF ABSENCE. The Corporation may, in its sole discretion, permit the Employee to take a leave of absence for a period not to exceed one year. During such leave, the Employee will still be considered to be in the continuous employment of the Corporation for the purposes of this Agreement.





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         12.     VESTED INTERESTS.  Anything to the contrary herein
                 notwithstanding, the Employee shall have a vested interest in his retirement benefits in accordance with the following schedule:

                 Age      &       Years of Employment       Percentage of Retirement Pay
                 ---              -------------------       ----------------------------
                 50       &        5 or more                        25 percent

                 55       &       10 or more                        50 percent

                 60       &       15 or more                       100 percent

                 In the event a vested employee is discharged by the Corporation for any reason except for cause, said Employee shall be entitled to the percentage of retirement pay set forth above at his retirement date, provided said Employee does not become employed or affiliated in a business which competes with the Corporation. In the event an Employee is discharged for cause or enters into the employ of a competing firm, the Employee shall forfeit his retirement pay. No employee shall have any vested interest in his retirement pay unless he is in the employ of the Corporation for a period of five years from the date hereof.

         13. MERGER OR CONSOLIDATION. The Corporation agrees that it will not merge or consolidate with any other corporation or organization or permit its business activities to be taken over by any other organization unless and until the succeeding, continuing, or new corporation or other organization shall expressly assume all the rights and obligations of the Corporation set forth in this Agreement.

         14. ASSIGNABILITY. Except insofar as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any benefits under this Agreement shall be valid or recognized by the Corporation.

         15. AMENDMENT. During the lifetime of the Employee, this Agreement may be amended or revoked at any time, in whole or in part, by the mutual written agreement of the parties.

         16. LAW GOVERNING. This Agreement shall be governed by the laws of the State of North Carolina.





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         This Agreement is solely between the Corporation and the Employee.
Further, the Employee, his designated recipient, or other persons claiming through the Employee shall only have recourse against the Corporation for enforcement of the Agreement. However, it shall be binding upon the designated recipients, beneficiaries, heirs, executors, and administrators of the Employee and upon the successors and assigns of the Corporation.


                                                 RIDGEVIEW, INC.

                                                 By  /s/ Hugh R. Gaither
                                                    ----------------------------



ATTEST:

/s/ J. Michael Gaither
- ---------------------------------

(Corporate Seal)
                                                  /s/ Susan Gaither Jones
                                                 ------------------------------
                                                 SUSAN GAITHER JONES, Employee





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                                   SCHEDULE A

                       DESIGNATION OF SALARY CONTINUATION
                          AND DEATH BENEFIT RECIPIENT

         I, Susan Gaither Jones, request that the Corporation mark/change its records to reflect Thomas R. Jones as the designated recipient(s) of the Salary Continuation Benefit payable under Provision 4 and the Death Benefit payable under Provision 2 of the Salary Continuation Agreement dated ______________________, 19_____________, and to make payment of the Salary
Continuation Benefit and the Death Benefit to the above designated recipient(s) as provided under the terms of the Agreement. You are instructed to retain the above designated recipient(s) until such time as you receive a new "Designation of Salary Continuation and Death Benefit Recipient" from me which makes a change.


        6/8/92                                        /s/ Susan Gaither Jones
- -----------------------                             ----------------------------
         Date                                                 Employee
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                                   SCHEDULE B


         It is agreed this ____ day of ___________, 19____, that the Corporation shall make monthly payments of $_______ each to the Employee for a period of ______________ years, aggregating cumulative payment of $____________________.